                                                                  EXHIBIT 10.30

                               [GRAPHIC OMITTED]

                               CARABUNGA.COM, INC.
                                WWW.CARABUNGA.COM
                                DEVELOPMENT PHASE
                             STATEMENT OF WORK NO. 4
                       TO THE iXL MASTER SERVICE AGREEMENT
                 BETWEEN iXL INC. AND NEWGEN RESULTS CORPORATION



The following is Statement of Work No.4 (the "Statement"), made as of APRIL 10, 2000, to the MASTER SERVICE AGREEMENT (the "Agreement") executed on JANUARY 30, 2000 between iXL Inc. ("iXL") and Carabunga.Com, Inc. ("Client"). Except as specifically stated herein, each capitalized term used in this Statement shall have the same meaning as is assigned to it in the Agreement.


1. GENERAL DESCRIPTION OF SERVICES. In addition to the work and services to be performed by iXL pursuant to the Agreement and any other STATEMENTS OF WORK existing under the Agreement, iXL shall perform services as specified below in connection with the project referred to as "Carabunga.com Site, Development Phase" (referred to simply as the "Project" within this Statement). Such services shall be rendered in accordance with and shall be deemed rendered pursuant to the terms and conditions of the Agreement and the terms and conditions attached as EXHIBIT A to this Statement.

2. PAYMENT. The fixed-price cost of the Project is $492,000.00. This amount applies to services but does not include cost of hardware or third-party software. It also does not include the cost of travel, as necessary and as approved by the Client for development purposes. If this amount is to be exceeded, iXL will request Client approval before proceeding.

     iXL will require an initial deposit of $147,600.00 (30%) for initiation of the Development Phase. iXL will invoice Client for the remainder on a monthly basis as follows:

          -    Additional 20% = $98,400 due on April 30, 2000

          -    Additional 20% = $98,400 due on May 30, 2000

          -    Additional 20% = $98,400 due on June 30, 2000

          -    Final 10% = $49,200 due on July 30, 2000

     Invoices will include a detailed summary of the work performed by iXL team members. Subject to the term (Exhibit A), client agrees to pay iXL as set forth in the Letter of Authorization/Master Service Agreement.

     3. START DATE. iXL's services began on April 10, 2000 and will continue until completion and delivery to Client of the deliverables described below in connection with the Project or the termination of this Statement or of the Agreement.

     4. TERM. This Statement shall remain in effect until completion of the work detailed in the Scope, below.

     5.   SCOPE OF WORK.

          5.1 GENERAL OVERVIEW OF DEVELOPMENT PROCESS: The work for Development and Deployment includes the initial implementation of the design, and the delivery of the beta web site as defined in the Internet Design Specification (IDS) and Functional Design Specification
               (FDS), into the development environment. This work includes the engineering, html development, integration, quality assurance, and project management.

          5.1  SPECIFIC DEVELOPMENT ITEMS IN REGARDS TO CARABUNGA.COM SITE
               PROJECT: Project Status Reports will be delivered to Client each week by iXL. The final deliverable(s) from the Development Phase will be as follows:

          LAUNCH OF BETA WEB SITE: (scheduled for June 27, 2000)

               - Tested and functioning web site as specified in the Internet Design Specification (IDS) and Functional Design Specification (FDS)

               -    Updated Design Documents (IDS, FDS)

               -    Technical System Documentation

               -    Administration Guide


     6. CLIENT MATERIALS. Client or its other representatives will provide iXL with the following in order for iXL to conduct a successful Development Phase:

          - A dedicated resource to coordinate Client activities and be a single point of contact for the iXL team.

          - All documentation that will be of assistance to the iXL team. This includes, but is not limited to, project plans, third party recommendations (i.e., all HTML coding and documentation relating to the carabunga.com site, etc.), any changes to the functional specification relating to the site, and any content generated at any earlier date. Please note that changes to the current functional specification or the design specification may incur a change in scope and cost in the final deliverable. These changes would be documented within a Change Order for Client approval prior to implementation.

          - Timely response. Client should respond to all inquiries made by any of the iXL team members within one (1) business day. Review and sign off on deliverables can take no more than three (3) business days without affecting present in future estimates.

          - Immediate Client communications as they pertain to pending decisions (i.e., acquisition of hardware and software, selection of hosting facilities, selection of third party vendors, etc.).

          - The timely provision to the iXL development team of all Client specific content necessary for development of the carabunga.com site.

          - Reasonable open access to Client's business records and related materials.

          - Timely performance by Client's third-party vendors and contractors of all contractual duties.

          - Timely receipt of all deliverables required of Client's third-party vendors and contractors.

          iXL anticipates that the content list may change throughout the development process. The parties agree that the iXL Project Manager and the Client Project Manager can authorize reasonable changes to the client materials and content lists without execution of a Change Order, but must confirm such changes in writing by email or fax. If the iXL Project Manager determines that the timing or scope of requested client materials and/or content changes is likely to substantially affect contracted project costs or milestones, a Change Order is required before the changes contemplated will be executed by iXL.

     7. CLIENT RESPONSIBILITIES. It is expected that the Client will provide timely responses to requests and inquiries made by the iXL team relevant to the development of the carabunga.com site, and that timely responses shall remain consistent throughout the Project duration. Should the Client miss any of its sign-off deadlines, iXL will charge the following number of hours per week for the time of the assigned iXL Project Manager to reserve that resource to be available for the continuance of the Project. The Project Management reserve shall be 10 hours per week (during all Phases). Should the Client place the Project in a "hold status", iXL will require a one (1) week shut down period and a one (1) week start up period, for which the iXL team will be fully billable based on the attached project schedule.


     8. THIRD PARTY SOFTWARE. Unless otherwise noted, license fees for this software are not included in the payments to iXL under subject to acceptance of the recommended solutions and pricing quotes by the Client Project Manager, iXL will order this Statement and will be the responsibility of the Client. Simultaneous to the design work being done by the iXL team, and the third party software and hardware necessary to implement the solution. Itemized purchase requests will be provided to Client. Software licenses will be specified with Client named as licensee.

9. PROJECT TIMETABLE AND MAJOR MILESTONES. iXL has described the major milestones, dates for delivery of Works, and corresponding payment amounts below. Client agrees that any delay with respect to the provision of Client Materials, approvals, or other assistance to iXL shall extend the deadline for subsequent tasks or milestones set forth in the table below by a period at least equal to Client's delay. In addition, for any Client obligation described as time-sensitive or critical in this Statement, failure of the Client to meet its deadline will entitle iXL to prepare a revised Project Timetable based on a realistic estimate of the effect of the delay on the completion of the project, taking into account other work scheduled by iXL.


  --------------------------------------------------------------------------------------------------------------------------------

  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------

          MILESTONE                  DESCRIPTION OF MILESTONE            WORKS TO BE DELIVERED       ESTIMATED          PAYMENT
                                                                               TO CLIENT          COMPLETION DATE
  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------
      IDS, FDS and SOW        Client signs and delivers the sign off              N/A                 4/14/00           $147,600
                              pages of the IDS, FDS and Statement of
                                  Work #4 to iXL to commence the
          Sign Off                       Development Phase
  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------

   Development Environment                                                        N/A                 4/15/00             N/A
    Established at Client
            Site
  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------

     Delivery to iXL of       Client delivers all specified hardware        Not Applicable            4/15/00             N/A
    Hardware and Software    and software required for development of
        Necessary for              the carabunga.com site to iXL
      Development Phase
  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------

      Beta Site Launch       Delivery of the beta web site as defined         Beta Launch             6/27/00             N/A
                               in the Internet Design Specification
                                    (IDS) and Functional Design
                                   Specification (FDS), into the
                                      development environment
  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------

       Client Sign-Off         Client review of project deliverables      Final Deliverables          7/5/00          (See Payment
                              takes place from 6/27/00 through 7/3/00                                                Terms, above)
  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------

  -------------------------- ------------------------------------------ ------------------------ ------------------ --------------

                                               TOTAL ESTIMATED PRICE                                                  $492,000.00

  ----------------------------------------------------------------------------------------------------------------- --------------

*PAYMENT SCHEDULE: As noted above, iXL will bill client on a fixed-priced basis for the Development Phase, with a 30% up-front deposit of $147,600.00.

     10. WORKS DELIVERED TO CLIENT. Each item listed in the "Works to be Delivered" column in the above chart will be subject to delivery and acceptance by the Client under the terms of the Agreement and those included in EXHIBIT A. Upon iXL's request, and prior to iXL beginning work on the subsequent Milestone, Client's Project Manager may be asked to execute a written "Milestone/Deliverable Acknowledgement of Acceptance" indicating Client's acceptance of a Milestone or other deliverable.

     11.  COMPLETION DATE. The Project is proposed for completion on July 5,
          2000.

     12. ASSUMPTIONS. The following assumptions drive the schedule and cost estimates above. Any deviations from these assumptions may impact the cost, scope, and timing of implementation. Change orders will be issued to illustrate impact should these assumptions prove incorrect.

          - All software licenses, hardware purchase agreements, and other vendor services will be completed as scheduled.

          -    Development environment is established at client site by 4/15/00

          - Client will approve and sign-off the Internet Design Specification (IDS) and Functional Design Specification (FDS) by April 17, 2000.

          13.  iXL AND CLIENT CONTACTS.


     iXL Project Manager                                         Carabunga.com Project Leader

     Name:          Ken Bauernfreund                             Name:        Jason Patz
     Title:         Senior Project Manager                       Title:       Director of Operations
     Address 1:     2121 Palomar Airport Road Ste 200            Address 1:   12680 High Bluff Drive Ste 300
     Address 2:     Carlsbad, CA 92009                           Address 2:   San Diego, CA 92130
     Phone:         760.931.0070 x2771                           Phone:       800.214.1756 x3080
     Fax:           760.931.0999                                 Fax:         858.481.1506
     Email:         kbauernfreund@ixl.com                        Email:       jpatz@carabunga.com
     -------------- ----------------------------------------------------------------------------------------------


      Client agrees that that the individuals listed above have full authority to direct and provide feedback relating to the services described in this Statement of Work, including but not limited to the ability to execute a Milestone/Deliverable Acknowledgement of Acceptance.

      ADDITIONAL PROJECT TEAM MEMBERS:

      Carabunga.com

      Jim Roche / VP Operations & e-Services / 858.481.7545 x3005 / jroche@carabunga.com

      MG SOLUTIONS LLC

      Michael Giske / Technical Lead / Office phone: 858-488-2394 / Cell phone: 619-602-5824 / michael_giske@mg-solutions.com

      Ulrich Giske / Team Manager / Office phone: 858-488-2394 / ulrich_giske@mg-solutions.com


IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this STATEMENT OF WORK #4 as of the date stated above.


                                                   Newgen  Results   Corporation  and  Carabunga.com
     iXL, Inc.                                     ("Client")
     By:         /s/ David Watkins                 By:       /s/ Jim Roche
                 --------------------------------            ----------------------------------------

     Name:       David Watkins                     Name:     Jim Roche
                 --------------------------------            ----------------------------------------
                 David Watkins
     Title:      General Manager, iXL, Inc.        Title:    President
                 --------------------------------            ----------------------------------------

                                    EXHIBIT A

       WEB SITE DEVELOPMENT AND INTERACTIVE SERVICES TERMS AND CONDITIONS

The following terms and conditions apply to Statement of Work No. 4 to the Master Service Agreement (the "Agreement") between iXL, Inc. ("iXL") and Carabunga.Com, Inc ("Client").

1. DEFINITIONS. For purposes of this Agreement, capitalized terms shall have the following meaning(s):

     1.1. "CLIENT MATERIALS" are defined in Section 2.1 below.

     1.2. "CLIENT WEB SITE" means the Web Site for the public Internet or for corporate intranets or extranets to be developed by iXL and comprised of all the Works as described in the Statement.

     1.3. "ERROR" means any reproducible error, problem, or defect resulting from: (a) an incorrect functioning of the Software that affects the functionality of the Client Web Site in any material respect; or (b) any failure of the Works delivered to Client hereunder to materially meet the specifications in the Statement.

     1.4. "FINAL DELIVERABLE" means the final version of the Client Web Site or other interactive services product that will be delivered to Client after successful completion of a mutually agreed upon testing plan where iXL is responsible for verifying the technical integrity of the Client Web Site or other interactive services product and the Client is responsible for verifying the business function correctness of the Client Web Site or other interactive services product.

     1.5. "INTERNET" means the world-wide network of computers which provides access to the World Wide Web.

     1.6. "MARKS" mean the insignia, logos, trademarks, tradenames or service marks used on or in connection with or associated with the Client Web Site and owned by Client.

     1.7. "SOFTWARE" means computer programming/formatting code or operating instructions either previously developed by iXL or developed pursuant to this Statement and used to create any portion of Client's Web Site, incorporated into Client's Web Site, or used to operate the Client Web Site or a Web Server in connection with the Client Web Site (such as, for example, HTML, Perl, C, C++, and Java). Software includes, but is not limited to, any files necessary to make forms, buttons, check-boxes, and similar functions and underlying technology or components, such as animation templates, interface programs which link multimedia and other programs, customized graphics manipulation engines, and menu utilities, whether in database form or dynamically driven.

     1.8. STATEMENT. The term "Statement" shall mean any Statement of Work to the Agreement.

     1.9. "THIRD PARTY SOFTWARE" means any software or other computer programming material (for example, a standard authoring tool or off-the-shelf software) which is specifically identified in the Statement as being owned by a company or individual other than iXL, is generally available to the public, including Client, under published licensing terms, and will be used in the development of or to display or run the Client Web Site.

    1.10. "WEB BROWSER" means software designed to allow interactive access to the World Wide Web, including without limitation, Netscape Navigator, Microsoft Internet Explorer.

    1.11. "WEB PAGE" means a document or file that is formatted using programming code used by iXL and that is intended to be accessible to Internet users with a Web Browser.

    1.12. "WEB SERVER" means a computer operated by or for Client (a) that iXL or others use in making the Client Web Site available on the Internet or intranet; or (b) that has a non-live version of the Client Web Site and that is used for making and testing content or other changes to the Client Web Site prior to making such changes available to the public over the Internet.

    1.13. "WEB SITE" means a series of interconnected Web Pages which may either be dynamically generated or may reside in a single directory or multiple directories on a single Web Server or multiple Web Servers.

    1.14. "WORKS" mean the items listed as "Works to be Delivered" in the "Project Timetable, Works Delivery and Payment

          Schedule" in the Statement, each in the form that iXL has specifically agreed to deliver that item to Client.

    1.15. "WORLD WIDE WEB" means all of the Web Pages that are accessible to a typical computer user with appropriate access to the Internet using a Web Browser.

2.   SOURCE OF CERTAIN MATERIALS.

     2.1. CLIENT MARKS AND MATERIALS. Client will provide a copy of all applicable Marks and all other concepts, methods, text, images and related materials (with all materials provided by Client, its advertising agency, or Client's other agents, including any works of authorship, the "Client Materials").

     2.2. THIRD PARTY SOFTWARE. Development and use of the Client Web Site may involve Third Party Software. Unless otherwise specified in the Statement, Client will be responsible for payment for, and entering into appropriate licensing agreements concerning Third Party Software required for the development of the Client Web Site. Unless otherwise specified in the Statement, the Client will be responsible for payment for, and entering into appropriate licensing agreements concerning use of Third Party Software required to run and display the Client Web Site.

     2.3. IXL PROVIDED MATERIALS. With the exception of the Client Materials and the Third Party Software, iXL will provide all other graphics, text, drawings, and other materials required to produce the Client Web Site or complete any applicable interactive services as set forth in the Statement.

3. TIMETABLE FOR COMPLETION. iXL will provide the services and products to prepare and complete the Client Web Site on the timetable established in the "Project Timetable, Works Delivery and Payment Schedule" in the Statement (the "Project Timetable"). Client will provide to iXL the Client Materials including all media elements, materials, timely approvals, and assistance necessary for iXL to complete the Client Web Site on the Project Timetable. Any delay by the Client in providing materials, approvals, and assistance to iXL shall extend the deadline for the subsequent tasks of iXL under the Project Timetable by a period at least equal to Client's delay. In addition, for any Client obligation described as time-sensitive or critical in the Statement, failure of the Client to meet its deadline will entitle iXL to prepare a revised Project Timetable based on a realistic estimate of the affect of the delay on the completion of the project, taking into account other work scheduled by iXL.

4. DELIVERY AND ACCEPTANCE. The following provisions will apply for delivery and acceptance of the Works developed hereunder. The standard for acceptance of the Works developed hereunder shall be material conformity to the specifications set forth in the Statement.

     4.1. Client will accept or reject the initial version and any corrected version of each Work within seven (7) business days after receipt, notifying iXL in writing of the specific nature of any Error, deficiencies or inadequacies in the initial draft. If Client does not reject the initial draft of any Work in writing in the manner and time period described herein, it will be deemed to be accepted. Notwithstanding anything to the contrary herein, Client shall waive its right to reject any version of a Work at such time as Client uses any portion of the Work in productive use.

     4.2. If Client rejects the initial version or any corrected version of any Work, iXL shall have a period of seven (7) business days from receipt of the written rejection to correct all Errors, deficiencies or inadequacies specified by Client and submit a revised draft.

     4.3. In the event that Client and iXL cannot agree on acceptance of, or acceptable modifications to, any Work within thirty (30) business days following the later of (i) the date indicated on the Project Timetable for delivery of that Work; or (ii) the date of the original submission of that Work to Client, both Client and iXL shall have the option of terminating the Statement on the terms described herein and therein. Unless otherwise provided in the Statement, upon termination by either iXL or Client, Client shall be obligated to compensate iXL for all work to date, and Client shall be entitled to receive copies of all Works in existence at that point, subject to the provisions of Section 5 below, and to take over development of the project from that point.



5.       ALLOCATION OF INTELLECTUAL PROPERTY RIGHTS.

     5.1. RIGHTS IN THE SOFTWARE. The Software and all rights therein including any patent, copyright, trademark, trade secret or any other intellectual property right associated with the Software and any source code related to the Software shall be owned exclusively by iXL. Client shall have no claim of ownership in any of the patent, copyright, trademark, trade secret, or any other intellectual property right in the Software or any source code. iXL shall retain the right to reuse or incorporate Software whether previously developed or developed pursuant to the Statement in other projects for other customers.

     5.2. RIGHTS IN THE WORKS (WORKS FOR HIRE AND ASSIGNMENT). Subject to the rights of iXL in the Software described in Sections 5.1 and with the exception of any Third Party Software, upon full payment by Client (i) the services provided by iXL and the Works shall constitute "works made for hire" for Client, as that phrase is defined in Sections 101 and 201 of the Copyright Act of 1976 (Title 17, United States Code), and (ii) Client shall be considered the author and shall be the copyright owner of the Works. If any of the Works do not qualify for treatment as "works for hire" or if iXL retains any interest in any components of the Works for any other reason, upon full payment by Client iXL grants, assigns and transfers to Client ownership of all United States and international copyrights and all other intellectual property rights in the Works, subject to certain rights of iXL described herein, and all the rights of use with respect thereof which are intended to be conferred under this Section 5, free and clear of any and all claims for royalties or other compensation except as stated in the Statement.

     5.3. RIGHTS IN THE MARKS. iXL agrees that the Marks and any goodwill appurtenant thereto shall be owned exclusively by Client and shall inure solely to the benefit of Client.

     5.4. LIMITED LICENSE TO THE SOFTWARE. Upon full payment by Client, iXL hereby grants Client in perpetuity a nonexclusive, non-transferable license throughout the universe to copy, distribute, transmit, display, perform, create derivative works, and otherwise use the Software in object code form, in whole or in part, including, without limitation, the right to add to, subtract from, arrange, rearrange, revise, modify, change and adapt the Software and any part or element thereof. All rights under this license shall be exercised by the Client solely to operate, maintain, and make the Client Web Site available to end users. Client is prohibited from duplicating and or distributing any Software without the prior written consent of iXL; provided, however that Client may copy the Software only as needed for backup or disaster recovery procedures. All rights in the Software not expressly granted to Client hereunder are reserved by iXL. Without limiting the foregoing, Client may not reverse engineer, reverse assemble, decompile, or otherwise attempt to derive the source code from the Software.

     5.5. LIMITED LICENSE TO THE WORKS. Client hereby grants to iXL the limited, nonexclusive right and license to copy, distribute, transmit, display, perform, create derivative works, modify and otherwise use and exploit the Works, any Client Materials provided to iXL hereunder, and the Marks solely for the purpose of rendering iXL's services under the Statement. Such limited right and license shall extend to no other materials or for any other purpose and shall terminate automatically upon termination of the Statement for any reason.

     5.6. THIRD PARTY SOFTWARE. iXL has identified in the Statement certain Third Party Software which may be used in the development of (or may need to be used by Client in the operation or modification of) the Client Web Site for which iXL cannot grant to Client the rights set forth in Sections 5.2 and 5.4 above. Except to the extent described in a Statement, iXL represents and warrants to Client that there are no restrictions or royalty terms applicable to iXL's or Client's use of such Third Party Software in making the Client Web Site available on the Internet or in preparing modifications of the Client Web Site to the extent permitted hereunder.

6. DEMONSTRATION OF CLIENT WEB SITE. After Client has approved the Final Deliverable, (i) iXL may list Client as a client of iXL on iXL's Web Site and in all other iXL marketing materials; (ii) iXL will be authorized to create screen shots of the home page of Client's Web Site and incorporate those screen shots into iXL's digital and print marketing materials; (iii) iXL will be authorized to demonstrate the Client Web Site in presentations to current or prospective clients, subject to the confidentiality provisions of the Agreement; (iv) a credit and logo will be included on the bottom of the home page of the Client Web Site similar to "CREATED BY IXL INTERNET EXCELLENCE" which links to iXL's Web Site; and (v) iXL may include either a URL or plain text link to the Client Web Site on iXL's Web Site. For the purposes of this Section 6, iXL shall include iXL and its corporate parent. In the event that the Client substantially changes the Client Web Site using its own employees or a company other than iXL, Client may notify iXL that the rights under this Section 6 shall no longer apply.

7. IXL'S REPRESENTATIONS AND WARRANTIES. iXL represents and warrants to Client that:

     7.1. All Works delivered to Client hereunder, excluding any Third Party Software and Client Materials, do not and will not infringe any patents, copyrights, trademarks, or other intellectual property rights, including trade secrets, privacy or similar rights of any person or entity, nor has any claim of such infringement been threatened or asserted against iXL;

     7.2. The Final Deliverable accepted by Client will materially comply with the specifications in the Statement and any Change Orders; and

     7.3. In no event whatsoever shall iXL's warranties and representations hereunder extend or apply to any Final Deliverables or Software modified by any party other than iXL. Unless otherwise specified in the Statement, the Final Deliverable will function, on the dates of delivery and acceptance and for at least ninety (90) days thereafter (the "Warranty Period"), with properly configured Web Browsers. iXL's sole responsibility in the event that Client discovers an Error in the Final Deliverable during the Warranty Period, shall be to use reasonably commercial efforts to correct such Errors, or at iXL's option, to refund Client fees paid for the Software containing the Error after deinstallation and return thereof. All warranty claims not made in writing within the Warranty Period shall be deemed waived. iXL's warranty obligations are personal to Client and may not be extended to any third party.

8. CLIENT'S REPRESENTATIONS AND WARRANTIES. Client represents and warrants to iXL that:

     8.1. Client either owns or has the right to the use (as contemplated herein) of the Client Materials. Client represents and warrants that the Client Materials are either proprietary to Client or are the intellectual property of third parties duly licensed to Client.

     8.2. Client further represents and warrants that it has either sole, exclusive title to the Client Materials or the right to license or sub-license such Client Materials and that such Client Materials do not and will not infringe upon or violate any patent, copyright, trademark, trade secret, or other proprietary or intellectual property rights of any third party. Client also represents and warrants that its use of the Final Deliverable will comply with applicable laws and regulations.

     8.3. Client will use any work created for it by iXL in compliance with all applicable laws and regulations, including but not limited to compliance with applicable privacy rights, laws, and regulations pertaining to both adults and children, now in effect or promulgated in the future by all governmental and regulatory authorities, in the U.S. and abroad.

9.   DEFENSE OF INFRINGEMENT ACTIONS.

     9.1. If any action, claim, suit or proceeding is brought against Client, alleging that the Client Web Site, the Software, the Works, or any portion thereof (other than the Client Materials or the Third Party Software) (the "Alleged Infringing Material") infringes on a patent, copyright, trademark, trade secret, or other intellectual property rights of any third party, iXL will defend such action, claim, suit or proceeding at its own expense and shall indemnify and hold Client harmless from and against all damages, liabilities, losses, expenses and costs, including reasonable attorneys fees and expenses, incurred by Client or arising in connection therewith. Indemnification is contingent on iXL being notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. iXL shall have no liability or obligation regarding any infringement or claim which results, in whole or in part, from any of the following: (i) Client's alteration or modification of the Client Web Site (including any hardware or software component contained therein); (ii) the combination, operation, or use of the Client Web Site or any portion thereof with equipment, software, apparatus, or data not supplied or approved (in writing) by iXL if such claim would have been avoided, in whole or in part, by the use of other equipment, software, or data, whether or not capable of achieving the same results; (iii) infringement by a non-iXL product alone, as opposed to its combination with items which iXL provides to Client as part of the Client Web Site; (iv) use of superseded, altered or allegedly infringing versions or releases of the Client Web Site or any portion thereof if such alleged infringement could be avoided by the use of a different version made available by iXL; or (v) any information, design, specification, instruction, software, data, or material not furnished by iXL. If the Alleged Infringing Material is finally determined by a court of competent jurisdiction to constitute an infringement of any United States patent, copyright or other trade secret of a third party and its use is enjoined, iXL shall either (i) procure the right for Client to continue to use the Alleged Infringing Material as contemplated hereunder or (ii) replace or modify the Alleged Infringing Material with a version thereof that is not infringing and that satisfies the specifications in the Statement. If iXL determines that none of these alternatives is reasonably available, Client agrees to return the Alleged Infringing Material to iXL within five (5) business days of iXL's written request and the Statement shall then terminate. This
          Section 9.1 states the entire liability of iXL with respect to infringement of any third party intellectual property rights by the Alleged Infringing Material and iXL shall have no additional liability with respect to any alleged or proven infringement.

9.2. If any action, claim, suit or proceeding is brought against iXL, alleging that any of the Client Materials or Client Web Site specifications (including, but not limited to, any links, frames, meta-tags, or functionally equivalent features incorporated into the Client Web Site) infringe on a patent, copyright, trademark, trade secret, or other intellectual property rights of any third party, Client will defend such action, claim, suit or proceeding at its own expense and shall indemnify and hold iXL harmless from and against all damages, liabilities, losses, expenses and costs, including reasonable attorneys fees and expenses, incurred by iXL or arising in connection therewith. Indemnification is contingent on Client being notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding.

     9.3. The provisions of this Section 9 shall survive the termination of the Statement.

10. NO REPRESENTATIONS OR WARRANTIES RELATING TO COMMERCE WEB SITE. Although iXL has used its professional judgment, knowledge and expertise in recommending various hardware and software solutions on the Client Web Site, iXL disclaims all liability in connection with, the operation of the Client Web Site with respect to online commercial transactions, and shall not have any responsibility or liability for misuse of or failure to protect credit card or other information provided by Client's customers on the Client Web Site. Notwithstanding the foregoing limitation, upon reasonable notice from Client, iXL shall use reasonable efforts to correct any defects with regard to commercial transactions capabilities of the Client Web Site, during the term of the Statement. Client assumes the risk of loss and absolves iXL of any liability due to (a) Client offering any products for sale through the Client Web Site that constitute "soft" goods, for example, telephone usage cards, for which customers are given authorization codes by Client that are effective with or without physical delivery of the goods sold by Client; or (b) Client maintaining personal identification numbers or other authorization codes in connection with the Client Web Site.